UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                           Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

              Date of Report (date of earliest event reported): April 23, 2012


                               SYNERGY RESOURCES CORPORATION
                               -----------------------------
                   (Exact name of Registrant as specified in its charter)


         Colorado                     001-35245                 20-2835920
------------------------------  ---------------------       -------------------
 (State or other jurisdiction   (Commission File No.)       (IRS Employer
  of incorporation)                                          Identification No.)

                                20203 Highway 60
                           Platteville, Colorado 80651
                     --------------------------------------
          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code:    (970) 737-1073
                                                       --------------

                                       N/A
                   -----------------------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01   Entry into a Material Definitive Agreement

     On April 23, 2012, Synergy Resources Corporation ("Synergy") entered into an amendment to its revolving line of credit agreement ("Agreement") with Bank of Choice, located in Greeley, Colorado. The amended terms include an increase from $15,000,000 to $20,000,000 in the maximum amount of borrowings available to Synergy, subject to certain collateral requirements. Other terms of the Agreement, including interest at the bank's prime rate and a commitment expiration date of November 30, 2014, were not modified.

     As of April 23, 2012 approximately $5.4 million had been borrowed under the line of credit. Proceeds of the borrowing have been used, and proceeds from expected future borrowing are expected to be used, primarily to repay prior indebtedness and to fund acquisition, drilling, and completion costs under the 2012 and 2013 capital expenditure budgets.

     For additional information concerning the terms of the original line of credit dated November 30, 2011, see Synergy's Form 8-K report filed on December 1, 2011.

Item 9.01   Financial Statements and Exhibits

     Exhibit 10.15 - Amendment to Line of Credit Agreement.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 25, 2012.

                                 SYNERGY RESOURCES CORPORATION


                                 By:  /s/ Frank L. Jennings
                                      --------------------------------------
                                      Frank L. Jennings, Principal Financial
                                      and Accounting Officer

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